Exhibit 10.1



                            DEBT CONVERSION AGREEMENT


     This Debt Conversion Agreement (the "Agreement") dated April 10, 2006 is by and between, Texhoma Energy, Inc., a Nevada corporation ("Company") and Lucayan Oil and Gas Investment, Ltd. ("LOGI"), a Bahamas corporation (the "Creditor").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Company owes $895,000 to the Creditor as of the date of this Agreement (the "Outstanding Debt");

     WHEREAS, the Company desires to convert $160,000 of the Outstanding Debt into shares of newly issued restricted common stock of the Company, $0.001 par value per share (the "Common Stock") at a rate of one (1) share of Common Stock for every $0.004 of outstanding debt (the "Conversion Rate");

     WHEREAS, the Creditor agrees to convert a portion of the Outstanding Debt into Common Stock at the Conversion Rate;

     WHEREAS, the Company and the Creditor desire to set forth in writing the terms and conditions of their agreement and understanding concerning conversion of the Outstanding Debt; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:


1.   Consideration. In consideration and in satisfaction of $160,000 of the debt
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     owed  to  the  Creditor,  the  Company  agrees  to  convert $160,000 of the
     Outstanding Debt into an aggregate of 4,000,000 shares of Common Stock to be issued to Creditor in the name and address written below:

               Name:     Lucayan  Oil  and  Gas  Investments,  Ltd.
               Address:  Ocean  Centre,  Montagu  Foreshore
                         East  Bay  Street
                         Nassau,  Bahamas
               EIN:      N/A

2.   Full Satisfaction. Creditor agrees that it is accepting the Common Stock in
     -----------------
     full satisfaction of $160,000 of Outstanding Debt which is being converted into Common Stock and that as such Creditor will no longer have any rights of repayment against the Company as to the $160,000 of the Outstanding Debt, which is being converted into Common Stock pursuant to this Agreement.

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3.     Mutual  Representations,  Covenants  and  Warranties.
       ----------------------------------------------------

          (a) The parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

          (b) The execution and delivery by the parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or
               (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either the Company or the Creditor is a party or by which either the Company or the Creditor is bound or affected.

4.   Tradability  of Shares. The shares of the Common Stock of the Company to be
     ----------------------
     issued to the Creditor have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The shares to be issued to the Creditor will bear an appropriate restrictive legend to this effect.

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5.   Miscellaneous.
     -------------

          (a)  Assignment.  All  of  the  terms,  provisions  and  conditions of
               ----------
               this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          (b)  Applicable  Law.  This  Agreement  shall  be  construed  in
               ---------------
               accordance with and governed by the laws of the State of Texas, excluding any provision which would require the use of the laws of any other jurisdiction.

          (c)  Entire  Agreement,  Amendments  and  Waivers.  This  Agreement
               --------------------------------------------
               constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

          (d)  Section  Headings.  Section  headings  are  for  convenience only
               -----------------
               and  shall  not define or limit the provisions of this Agreement.

          (e)  Effect  of  Facsimile  and  Photocopied  Signatures.  This
               ---------------------------------------------------
               Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                    TEXHOMA  ENERGY,  INC.


                    By:  /s/  Frank  A.  Jacobs
                    --------------------------------
                    Frank  A.  Jacobs,
                    Chief  Executive  Officer




                    LUCAYAN  OIL  AND  GAS,  LTD.

                    By:  /s/  Max  Maxwell
                    ----------------------------------
                    Max  Maxwell
                    Director

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